BRASKEM S/A
               Corporate Taxpayer Enrollment # 42.150.391/0001-70
                          State Enrollment 29300006939
                              Open Capital Company

1 - DATE: January 12th, 2004. 2 - TIME: 09:00 a.m. 3 - CALL: Call Edict of Convocation published according to article 124 of Law No. 6.404/76, namely: in the Official Gazette of the State of Bahia dated December 10th, 11th and 12th, 2003; in the newspaper "A Tarde" dated December 10th, 11th and 12th, 2003; in addition to being published in the newspapers "Gazeta Mercantil" and "Valor Economico" dated December 10th, 11th, 12th, 13th and 14th, 2003, pursuant to Regulations 02/78 and 207/94 of the Federal Securities and Exchange Commission and for purposes of making known and public. Furthermore, to comply with Regulations 358/2002 and 319/1999 of the Federal Securities Commission, the "Relevant Fact" was published in the Official Gazette of the State of Bahia dated December 10th, 2003, and in the newspaper "A Tarde" dated December 10th, 2003, as well as in the newspapers "Gazeta Mercantil" and "Valor Economico" dated December 10th, 2003. 4 - PRESENCE: Shareholders representing more than 74% of the Company's voting capital; Mr. LUCIANO JORGE MOREIRA SAMPAIO JUNIOR representing the expert company PriceWaterHouseCoopers Auditores Independentes, civil association with its main office at Av. Francisco Matarazzo no 1400, 7th to 11th and 13th to 20th floors, Torre Torino, City of Sao Paulo, State of Sao Paulo, having a local office at Rua Miguel Calmon no 555, 9th andar, City of Salvador, State of Bahia, secondarily registered in the Regional Council of Accountancy of the State of Bahia under # CRC 2SP000160/O-5 F BA and enrolled in the National Roll of Corporate Taxpayers under # 61.562.112/0004-73, in charge of (i) the accounting evaluation report on the Odebrecht Quimica S/A assets subject of the spin-off, enrolled with the National Roll of Corporate Taxpayers under No. 57.015.018/0001-84 ("Odequi"), and (ii) the Company's financial statement evaluation and audit; Mr. WALTER MURILO MELO DE ANDRADE, member of the Company's Fiscal Council; and Mr. ALUIZIO ROCHA, representing the Company's board of directors, in order to comply with the provisions of Law 6.404/76. 5 - DIRECTION OF THE MEETING: President - Mr. LUIS LORIA FLAKS; Secretary - Mrs. ANA PATRICIA SOARES NOGUEIRA; both elected as provided by Article 17 of the Bylaws. 6 - AGENDA OF THE DAY: (I) To approve and ratify the appointment and hiring by the Company's officers of the above-mentioned professional corporation in charge of preparing Odequi's assets evaluation report. (II) To evaluate, discuss and approve the Justification Protocol for the partial spin-off operation, resulting in the partial vesting of the assets of Odequi subject to the spin-off of the Company, (III) To evaluate, discuss and approve the documents referring to such operation of partial spin-off upon the transfer of the portion of Odequi's assets subject of the spin-off to the Company, and (IV) To approve the partial spin-off of Odequi and the vesting of the portion of Odequi's assets subject of the spin-off, and the resulting reduction of the Company's equity in Odequi's capital stock. 7 - FISCAL COUNCIL OPINION: The Company's Fiscal Council, by means of the Opinion issued on December 9th, 2003, opined for the approval of the proposal to transfer the portion of Odequi's assets subject of the sin-off to the Company and (IV) Approve the partial spin-off of Odequi and the vesting of the portion of Odequi's assets subject to the spin-off, and for the approval of the Justification Protocol and other accounting documents the partial spin-off operation is based on. 8 - RESOLUTIONS: The matters appearing in the Agenda of the Day were discussed and voted, and the following resolutions were unanimously adopted by the present members: 8.1 - To authorize these Minutes to be drawn up as a summary and published omitting the signatures of the present shareholders, pursuant to article 130 and paragraphs of

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Law 6.404/76. 8.2 - To approve and ratify the appointment and hiring by the
Company's officers of the expert company PriceWaterHouseCoopers Auditores Independentes, above qualified, which firm (i) evaluated and audited the Company's financial statements, and (ii) performed the accounting evaluation on the portion of Odequi's assets subject to the spin-off upon the preparation of the relevant accounting evaluation report, in order to make the accounting entries of the Company; said professional company is herein represented by Mr. LUCIANO JORGE MOREIRA SAMPAIO JUNIOR, who offered himself to elucidate any doubts the present shareholders might have about such evaluation report and financial statements. 8.3 - approve, upon prior evaluation and discussion, the Justification Protocol in respect of Odequi's partial spin-off and the transfer of the portion subject of the spin-off to the Company, as executed by and between Odequi's and the Company's Board of Directors on December 8th, 2003 ("Justification Protocol"), which document shows the purposes, grounds and other conditions in connection with the transfer of Odequi's assets portion subject of the spin-off to the Company, as prepared according to the provisions of articles 224, 225 et. seq. of Law 6.404/76 and Regulation 319/99 of the Federal Securities and Exchange Commission. Such document was submitted by the president of the meeting, evaluated by all present members, countersigned by the president and the secretary of the meeting, and filed at the Company's headquarters, a copy of which was countersigned by the secretary of the meeting and is attached hereto as Exhibit I; remaining the original documents filed at the Company's headquarters, having been excepted the correction realized in items 4.2 and 4.4 of the Protocol and Justification in order to clarify that the number of Odequi's commons shares cancelled at the end of the spin-off operation, 11,066,514 common shares, being the total shares in the Odequi's social capital, after the spin-off of 12,855, shares, divided in 12,527,954 common shares and 327,663 preferred shares; 8.4 to approve, after examined and discussed, without any exception, the Company's financial statements and the accounting evaluation report of the part of Odequi's assets subject of the spin-off previously elaborated by the expert company mentioned in the item 8.2 above, for the purposes of Company's accounting registers, which documents, presented by the President of the Board and examined by the presents, were initiated by the members of the Board and filed at the Company's headquarters, and which copies, after being initialized by the Secretary, are an integral part of this minutes as Annex II, (Company's financial statements) and Annex III (Accounting report, part subject of the Odequi's spin-off), remaining the original documents filed at the Company's headquarters. The accounting evaluation report evaluated, in the database of October 31, 2003 ("Database") the part subject of spin-off of the Odequi's equity in R$ 1,082,647,948.57, everything according to Law 6.404/76, as well as the instruction CVM 319/99; 8.5 to approve Odequi's partial spin-off operation and the transfer of the part of Odequi's assets subject to the spin-off to the Company, under the terms and conditions set forth in the Protocol and Justification approved in item 8.3 above, transferring to the Company the ownership of all goods, rights and obligations composing the net assets subject of the Odequi's spin-off, according to the respective accounting evaluation report referred to in item 8.4 above; 8.6) to consign that the partial Odequi's spin-off, with the consequent transfer of the part subject of the spin-off to the Company, is realized selectively in connection with the participation of the other sole Odequi's shareholder, Odequi Overseas Inc. ("OOI"), thus, as set forth at the Protocol and Justification referred to in item 8.3, the Company has its shareholding in Odequi's capital stock reduced from 98.63% to 97.45%, and OOI, has its shareholding in Odequi's
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capital stock increased from 1.37% to 2.55%, such increase corresponding to the participation that OOI would be entitled in the net assets subject of the Odequi's spin-off, provided that this percentual increase shall not cause any modification in the quantity of shares held by OOI in Odequi's capital stock;
8.7 to clarify that, in view of item 8.6 above, there will not be an increase of the Company's capital stock as a result of the transfer of the part subject of the Odequi's spin-off. 8.8; to register that, according to article 12 of instruction CVM 319/99, the Company's financial statements were audited by the Independents Audits PricewaterhouseCoopers, in accordance with the opinions dated December 05, 2003, which are an integral part of Annex II of this minutes and as approved in item 8.4 above; and 8.9 to authorize the Company's management to perform all acts required for the implementation of the partial spin-off operation hereby approved. 9 CLOSING: There being no further matters to discuss, the General Extraordinary Shareholders' Meeting was adjourned, and these minutes were drawn up, which, after being read, discussed and found compliant, were signed by all present shareholders, which constituted the quorum for the validity of the deliberations subject of this General Shareholders' Meeting, who decided to authorize the issuance of certificates required by the Secretary of the Meeting. Camacary, this January 12, 2004. (Sgn.: Luis Loria Flaks - President; Ana Patricia Soares Nogueira - Secretary; Shareholders: Nordeste Quimica S.A. - Norquisa (p/ Luis Loria Flaks); ODBPAR Investimentos S.A. (p/ Luis Loria Flaks); Odebrecht S.A. (p/ Luis Loria Flaks); Petrobras Quimica S.A..
- Petroquimica (p/ Carlos Augusto Rodrigues da Silva); Security Cash of the Employees of the Banco do Brazil - PREVI (p/ Rita Magaly Lima Hayne Bastos); Fundacao Petrobras of Social Security - PETROS (p/ Renato de Mello Gomes dos Santos)].

This is a true copy of its original, drawn up in the proper book.

Ana Patricia Soares Nogueira
Secretary